UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 209, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2026, Sadot Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase, 8% Unsecured Original Issue Discount Debentures (the “Debentures”) in the aggregate principal amount of up to $1,086,956.52 (with a funded amount of $1,000,000 after giving effect to an 8% original issue discount). The Debentures were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. The financing closed on February 9, 2026.

The Debentures mature on the earlier of (i) May 30, 2026, (ii) four months from the original issue date (May 30, 2026), or (iii) the closing of any debt or equity financing by the Company resulting in gross proceeds of at least $5,000,000. The Debentures do not bear regular interest but are issued at an 8% original issue discount. The Company has the option to prepay the Debentures at any time at the principal amount. As additional consideration, the Company issued an aggregate of 300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Purchasers on a pro rata basis (the “Incentive Shares”).

The SPA contains customary representations, warranties, covenants, and closing conditions. The Debentures contain negative covenants restricting the Company from incurring additional indebtedness (subject to permitted exceptions), creating liens, amending charter documents in a materially adverse manner, repurchasing equity or other indebtedness (with limited exceptions), paying dividends, or entering into affiliate transactions without Required Holders’ (holders of at least 50% plus $1.00 of the principal amount) consent. Events of default include non-payment, breaches of covenants, bankruptcy events, cross-defaults on material indebtedness, and other customary events.

On January 29, 2026, the Company entered into an Engagement Agreement for Advisory Services (the “Engagement Agreement”) with RBW Capital Partners LLC and Dawson James Securities, Inc. (collectively, the “Financial Advisor”), pursuant to which the Financial Advisor provided advisory services in connection with the private debt transaction. The Company paid a one-time advisory fee of $10,000 at closing. The Engagement Agreement includes provisions for an exclusive placement agent engagement for four months post-closing, indemnification, and other standard terms.

The foregoing descriptions of the SPA, the Debentures, and the Engagement Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On February 9, 2026, the Company issued the Incentive Shares consisting of 300,000 shares of Common Stock to the Purchasers as additional consideration for the Debentures. The Incentive Shares were issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Incentive Shares are restricted securities and bear a restrictive legend. The Purchasers represented that they are accredited investors and acquired the securities for investment purposes only and not with a view to distribution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated February 6, 2026, by and among the Company and the Purchasers
10.2	Form of 8% Unsecured OID Debenture
10.3	Engagement Agreement for Advisory Services, dated January 29, 2026, by and between the Company and the Financial Advisor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: February 9, 2026